Exhibit 99

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News Release

For Immediate Release

Daou Systems, Inc. Announces Third Quarter 2003 Financial Results

EXTON, Pa. — (November 11, 2003) — Daou Systems, Inc. (OTC Bulletin Board: DAOU) today reported financial results for the third quarter ended September 30, 2003. For the period, Daou reported net income available to common stockholders of $331,000, or $.02 per basic share and $.01 per diluted share on net revenue of $10,127,000. This compares to a net loss available to common stockholders of $871,000, or $.05 per basic and diluted share, on net revenue of $9,493,000 for the third quarter of 2002.

Third quarter revenue was higher year to year primarily due to higher professional services revenue from government and integration services and infrastructure services, as a result of increased customer demand, and the commencement of a large network infrastructure upgrade project that began in the period, which included the installation of third party hardware.

Gross margin (which the Company defines as gross profit adjusted to exclude out of pocket reimbursable expenses, as a percentage of net revenue) was 31% in the third quarter of 2003, compared to 29% in the third quarter of 2002. The Company experienced higher margins on professional services related to government and integration and commercial infrastructure services. Higher margins were attributable to higher utilization of professional staff as a result of increased demand for these services and effective management of the Company’s workforce. The increase in gross margin from professional services was offset by lower margins on application implementation services, management consulting and the hardware portion of the network upgrade project.

Third quarter 2003 operating results reflected a committed level of marketing and business development expenses in support of executing the Company’s branding and growth strategies. During the third quarter 2003, sales and marketing expenses declined to $1,112,000 compared to $1,353,000 in the three months ended September 30, 2002. General and administrative expenses decreased 20%, or $405,000 to $1,659,000 for the three months ended September 30, 2003 from $2,064,000 for the three months ended

September 30, 2002. The reduction in general and administrative expenses for the three months ended September 30, 2003 was due to savings in employee-related and facilities costs as a result of previously disclosed actions taken in December 2002, as well as the realization of refunds of franchise taxes and other administrative costs.

In the third quarter of 2003, the Company was able to reduce obligations relating to unused office space resulting in the reversal of $252,000 of previously expensed restructuring charges by subletting the space and renegotiating terms of the existing lease agreements. The amount has been recorded as a restructuring credit on the statement of operations as the original provision was recorded as a restructuring expense in the period in which the charge was recorded.

According to Daniel J. Malcolm, Daou’s president and chief executive officer, “the quarter’s increase in revenue over the same period last year continues a growth trend that the Company finds encouraging. Compared with last year, we are executing very well.”

Malcolm said, “We’re growing revenues and we’re profitable—all solid achievements in a difficult healthcare economy. Nevertheless, the drop in revenue in the third quarter from the preceding quarter keeps the news from being quite as positive as we’d like. The third quarter is a seasonally adjusted quarter, when many healthcare CIOs defer major projects. All of these factors played out in our Q3 results, which were offset somewhat by one-time events that aided the quarter’s performance, particularly the sublease of space at the Company’s offices in Maryland and Virginia. Nonetheless, we remain confident that the Company is moving ahead appropriately, showing organic growth and building initiatives to increase that growth in the future.”

“Our third quarter performance is yet another affirmation that Daou is operationally sound,” said Malcolm. “We’ve ‘stuck to the knitting’ over the past three quarters, coming a long way to meeting our goal of making Daou a profitable, more efficiently run company.”

About Daou

Daou Systems, Inc. provides expert consulting and management services to healthcare organizations in the design, deployment, and support of IT infrastructure and application systems. Daou offers a range of comprehensive services, from strategic consulting, to IT application design and implementation, to government and integration services, to best practices expertise in help desk, break/fix, and desk top support. Daou has provided services to more than 1,600 healthcare organizations, including government healthcare and leading private and public hospitals, managed care organizations on both the payer and provider sides of the market, as well as integrated healthcare delivery networks (IDNs). Daou Systems, Inc. is a publicly traded company listed on the OTC Bulletin Board under the stock symbol DAOU.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are only predictions and actual events or results may differ materially. Forward-looking statements usually contain the word “estimate,” “anticipate,” “hope,” “believe,” “think,” “expect,” “intend,” “plan” or similar expressions. The forward-looking statements included herein are based on current expectations and certain assumptions and entail various risks and uncertainties, including risks and uncertainties relating to: the Company’s ability to achieve a successful sales program and to obtain new customer contracts; the relatively longer sales cycle in obtaining new customers and larger contracts; industry spending patterns and market conditions, including seasonal trends; the reduction in size, delay in commencement or loss or termination of one or more significant projects; the management of the Company’s consolidated operations; management of future growth; the Company’s ability to continually offer services and products that meet its customers’ demands, as new technologies or industry standards could render its services obsolete or unmarketable; the ability of the company to successfully execute strategies for realizing shareholder value; and the effects of healthcare industry consolidation and changes in the healthcare regulatory environment on existing customer contracts. These uncertainties and risk factors, as well as the matters set forth in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and its other SEC filings, could cause actual results to differ materially from those indicated by these forward-looking statements. These forward-looking statements reflect management’s opinion only as of the date of this press release and the Company assumes no obligation to update or publicly announce revisions to any such statements to reflect future events or developments.

DAOU SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/03	9/30/02	9/30/03	9/30/02
Revenue before reimbursements (net revenue)	$10,127	$9,493	$32,546	$28,331
Out-of-pocket reimbursements	761	825	2,606	2,430

Total revenue	10,888	10,318	35,152	30,761

Cost of revenue before reimbursable expenses	7,014	6,745	21,798	19,922
Out-of-pocket reimbursable expenses	761	825	2,606	2,430

Total cost of revenue	7,775	7,570	24,404	22,352

Gross profit	3,113	2,748	10,748	8,409
Operating expenses:
Sales and marketing	1,112	1,353	3,417	3,621
General and administrative	1,659	2,064	5,544	6,648
Restructuring charge (credits)	(252)	—	(252)	—

	2,519	3,417	8,709	10,269

Income (loss) from operations	594	(669)	2,039	(1,860)
Other income, net	54	75	156	186

Income (loss) before income taxes	648	(594)	2,195	(1,674)
Provision (benefit) for income taxes	8	—	23	—

Net income (loss)	640	(594)	2,172	(1,674)
Accrued dividends on preferred stock	(309)	(277)	(909)	(764)

Net income (loss) available to common stockholders	$331	$(871)	$1,263	$(2,438)

Earnings (loss) per common share:
Basic	$0.02	$(0.05)	$0.06	$(0.13)

Diluted	$0.01	$(0.05)	$0.05	$(0.13)

Shares used in computing earnings (loss) per common share
Basic	20,842	19,282	20,739	18,883

Diluted	26,682	19,282	26,288	18,883

DAOU SYSTEMS, INC

BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$11,409	$12,319
Investments, available for sale	98	75
Accounts receivable, net	8,781	7,922
Contract work in progress	2,987	2,147
Other current assets	815	554

Total current assets	24,090	23,017

Equipment, furniture and fixtures, net	705	1,006
Other assets	587	617

Total assets	$25,382	$24,640

Current liabilities:
Accounts payable and other accrued liabilities	$2,069	$5,438
Accrued salaries and benefits	3,587	4,328
Deferred revenue	3,075	365

Total current liabilities	8,731	10,131

Long-term liabilities	34	40

Stockholders’ equity	16,617	14,469

Total liabilities and stockholders equity	$25,382	$24,640

Contact:

Daou Systems, Inc.

Daniel J. Malcolm

Chief Executive Officer and President

-or-

Jay Roberts

Acting Chief Financial Officer

610.594.2700

ir@daou.com

Media Contacts:

Julie Chalpan PR, charbaxter.communications 770.736.3100 jchalpan@charbaxter.com	Sandra Taylor, Ph.D. Vice President of Marketing, Daou 610.594.2700 sandra.taylor@daou.com

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